EXHIBIT 10.51

FIRST AMENDMENT TO

NONQUALIFIED STOCK OPTION AGREEMENT

This First Amendment to Nonqualified Stock Option Agreement (this “Amendment”) is hereby made and entered into as of March 30, 2017 (the “Effective Date”), by and between NanoVibronix, Inc., a Delaware corporation (the “Company”), and Ira A. Greenstein (the “Participant”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in that certain Nonqualified Stock Option Agreement, dated July 18, 2016, by and between the Company and the Participant (the “Option Agreement”) and in the NanoVibronix, Inc. 2014 Long-Term Incentive Plan.

WHEREAS, pursuant to the Option Agreement, the Company granted the Participant an option to purchase a total of forty thousand (40,000) full shares of Common Stock of the Company (the “Option”), with an exercise price of $5.35 per share, and vesting on July 18, 2017;

WHEREAS, the Participant intends to resign from his position as Chairman of the Board of Directors of the Company and, pursuant to Section 4 of the Option Agreement, upon such resignation all of the Option would be forfeited;

WHEREAS, in recognition of the Participant’s service to the Company, the Company desires to amend the Option Agreement to (i) accelerate the vesting of the Option so that it will be fully vested as of the date hereof and, consequently, will not be forfeited upon the Participant’s resignation; and (ii) permit the Participant to exercise the Option at any time prior to the expiration of the Option Period; and

WHEREAS, Section 23 of the Option Agreement provides that it can be amended by a writing signed by the parties thereto, and the Company and the Participant now desire to amend the Option Agreement as described above.

NOW, THEREFORE, pursuant to Section 23 of the Option Agreement, in consideration of the mutual promises, conditions, and covenants contained herein and in the Option Agreement, and other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties agree as follows:

1.       Effective as of the Effective Date, Section 3 of the Option Agreement is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 3:

3.       Vesting; Time of Exercise. Except as specifically provided in this Agreement and subject to certain restrictions and conditions set forth in the Plan, 100% of the total Optioned Shares shall vest and become exercisable as of March 30, 2017.

2.       Effective as of the Effective Date, Section 4 of the Option Agreement is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 4:

4.       Term; Forfeiture. Except as otherwise provided in this Agreement, the unexercised portion of this Stock Option that relates to Optioned Shares that are vested will terminate at the first to occur of the following:

(a)	5 p.m. on the date the Option Period terminates; and

(b)	5 p.m. on the date the Company causes any portion of the Stock Option to be forfeited pursuant to Section 7 hereof.

3.        Except as expressly amended by this Amendment, the Option Agreement shall continue in full force and effect in accordance with the provisions thereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment, effective as of the Effective Date.

Nanovibronix, Inc.:

By:	/s/ Stephen Brown
Name:	Stephen Brown
Title:	CFO

Participant:

/s/ Ira A. Greenstein
Name: Ira A. Greenstein

Address:	********
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Signature Page to

First Amendment to Nonqualified Stock Option Agreement